As filed with the Securities and Exchange Commission on August 8, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CURIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2836	04-3505116
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
128 Spring Street, Building C – Suite 500
Lexington, MA 02421
(617) 503-6500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James E. Dentzer
President and Chief Executive Officer
Curis, Inc.
128 Spring Street, Building C – Suite 500
Lexington, MA 02421
(617) 503-6500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Cynthia T. Mazareas, Esq. Caroline Dotolo, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 8, 2025
PROSPECTUS

4,615,382 Shares
Common Stock
This prospectus relates to the resale from time to time of up to 4,615,382 shares of common stock of Curis, Inc. by the selling stockholders listed on page 9, including their donees, pledgees, transferees or other successors-in-interest, consisting of 1,538,461 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants, or Pre-Funded Warrants, and 3,076,921 shares of our common stock issuable upon the exercise of outstanding common stock warrants, or Common Warrants, held by the selling stockholders to purchase shares of our common stock, or collectively, the July 2025 Warrants. We will not receive any proceeds from the sale of the shares offered by this prospectus.
We have agreed, pursuant to a registration rights agreement that we have entered into with the selling stockholders, to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals, if any, incurred for the sale of these shares of our common stock.
The selling stockholders identified in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 9.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “CRIS.” On August 6, 2025, the last reported closing sale price of our common stock on Nasdaq was $1.67 per share. You are urged to obtain current market quotations for our common stock.
We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company” for additional information.
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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.
_________________________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2025

You should rely only on the information contained in or incorporated by reference in this prospectus. We and the selling stockholders have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed materially since such date.
Unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “Curis,” the “Company” and similar designations refer to Curis, Inc. and its subsidiaries. The Curis logo is a trademark of Curis in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing. You should read and carefully consider the entire prospectus, especially the “Risk Factors” section of this prospectus, before deciding to invest in our common stock.

Overview

We are a biotechnology company focused on the development of emavusertib (CA-4948), an orally available, small molecule inhibitor of Interleukin-1 receptor associated kinase. Emavusertib is currently being evaluated in the TakeAim Lymphoma Phase 1/2 study (CA-4948-101) in patients with relapsed/refractory primary central nervous system lymphoma, or PCNSL, in combination with the BTK inhibitor ibrutinib, as a monotherapy in the TakeAim Leukemia Phase 1/2 study (CA-4948-102) in patients with relapsed/refractory, or R/R, acute myeloid leukemia, or AML, and R/R high risk myelodysplastic syndrome, or hrMDS, and as a frontline combination therapy with venetoclax and azacitidine in patients with AML (CA-4948-104). Emavusertib has received Orphan Drug Designation from the U.S. Food and Drug Administration for the treatment of PCNSL, AML and MDS and from the European Commission for the treatment of PCNSL. We, through our 2015 collaboration with Aurigene Discovery Technologies Limited, have the exclusive license to emavusertib (CA-4948). We licensed our rights to Erivedge® to Genentech, a member of the Roche Group, under which they are commercializing Erivedge® for the treatment of advanced basal cell carcinoma.

Liquidity and Events that Raise Substantial Doubt About Our Ability to Continue as a Going Concern

We will require substantial funds to maintain our research and development program and support operations in the near term. As of June 30, 2025, we had $10.1 million in cash and cash equivalents. In July 2025, we completed a registered direct offering and concurrent private placement, or July 2025 Offerings, for net proceeds of approximately $6.0 million. Based upon our current operating plan, we believe that our $10.1 million of existing cash and cash equivalents as of June 30, 2025, together with the proceeds from the July 2025 Offerings, should enable us to fund our existing operations into the first quarter of 2026. We have based this assessment on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we expect. Based on our current cash and cash equivalents, recurring losses and cash outflows from operations since inception, an expectation of continuing losses and cash outflows from operations for the foreseeable future and the need to raise additional capital to finance our future operations, we have concluded that we do not have sufficient cash on hand to support current operations beyond the next 12 months and, therefore, we have substantial doubt about our ability to continue as a going concern beyond the next 12 months.

Company Information

We were organized as a Delaware corporation in February 2000. Our principal executive offices are located at 128 Spring Street, Building C – Suite 500, Lexington, Massachusetts 02421, and our telephone number is (617) 503-6500. Our website is located at www.curis.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included as an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million measured on the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Common stock offered by selling stockholders	4,615,382 shares, consisting of 1,538,461 shares and 3,076,921 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants and Common Warrants, respectively.
Use of proceeds	We will not receive any proceeds from the sale of the shares offered by this prospectus.
Risk factors
You should read the “Risk Factors” section included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“CRIS”

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the common stock being registered pursuant to this registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA
This prospectus and the documents we incorporate by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. For purposes of these statutes, any statement contained in this prospectus or in the documents we incorporate by reference herein, other than a statement of historical fact, may be a forward-looking statement, including without limitation statements regarding the plans, strategies and objectives of management for future operations; statements concerning product research, development and commercialization plans, timelines and anticipated results; statements of expectation or belief; statements with respect to clinical trials and studies; statements with respect to royalties and milestones; statements with respect to the therapeutic potential of drug candidates; expectations of revenue, expenses, earnings or losses from operations, or other financial results; and statements of assumptions underlying any of the foregoing. Without limiting the foregoing, in some cases, you can identify forward-looking statements by such terms as “anticipate,” “believe,” “could,” “estimate,” “opportunity,” “expect,” “focus,” “intend,” “may,” “mission,” “plan,” “potential,” “project,” “seek,” “should,” “likelihood,” “strategy,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements may include, but are not limited to, statements about:
•    the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development program for emavusertib;
•    our estimates of the period in which we anticipate that existing cash and cash equivalents will enable us to fund our current and planned operations;
•    our ability to continue as a going concern;
•    our ability to obtain additional financing;
•    our ability to establish and maintain collaborations;
•    our plans to develop and commercialize emavusertib;
•    the timing or likelihood of regulatory filings and approvals;
•    the implementation of our business model and strategic plans for our business, drug candidate and technology;
•    our estimates regarding expenses, future revenue and capital requirements;
•    developments and projections relating to our competitors and our industry;
•    our commercialization, marketing and manufacturing capabilities and strategy;
•    the rate and degree of market acceptance and clinical utility of our products;
•our ability to meet and continue meeting the listing standards of The Nasdaq Stock Market LLC;
•    our competitive position; and

•    our intellectual property position.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. We therefore caution you against relying on any of these forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors, risk factor summary and cautionary statements described in the other documents we file from time to time with the Securities and Exchange Commission, or SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
You should consider these factors and the other cautionary statements made in this prospectus and the documents we incorporate by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference herein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.
This prospectus and the documents incorporated by reference herein include statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties as well as our own estimates. All of the market data used in this prospectus and the documents incorporated by reference herein and therein involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Our estimates of the potential market opportunities for emavusertib include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders.
The selling stockholders will pay discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including filing and printing fees, our counsel and accounting fees and expenses, costs associated with clearing the shares covered by this prospectus for sale under applicable state securities laws and listing fees.

SELLING STOCKHOLDERS
Securities Purchase Agreement
On July 2, 2025, we entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholders, pursuant to which we sold and issued: (i) in a registered direct offering, or the Registered Offering, 1,538,460 shares of our common stock, or the Shares, and (ii) in a concurrent private placement, or the Private Placement, (a) in lieu of Shares to certain investors, unregistered Pre-Funded Warrants to purchase up to an aggregate of 1,538,461 shares of common stock, at an exercise price of $0.01 per share, and (b) unregistered Common Warrants to purchase up to an aggregate of 3,076,921 shares of common stock, at an exercise price of $2.15 per share, or collectively the July 2025 Warrants. The Registered Offering and the Private Placement closed concurrently on July 3, 2025.
The Shares were offered by us pursuant to an effective shelf registration statement on Form S-3 (File No. 333-276950) that was filed with the SEC on February 8, 2024 and declared effective on April 12, 2024, or the Shelf Registration Statement, and a prospectus supplement thereunder. The July 2025 Warrants and the shares of common stock issuable upon the exercise of the July 2025 Warrants were not offered pursuant to the Shelf Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. This prospectus only covers the sale or other disposition by the selling stockholders of up to 4,615,382 shares of common stock issuable upon exercise of the July 2025 Warrants. The shares of common stock issuable upon exercise of the July 2025 Warrants will become eligible for sale by the selling stockholders under this prospectus only when the July 2025 Warrants are exercised. We cannot predict when or whether any of the selling stockholders will exercise their July 2025 Warrants.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Purchase Agreement, a copy of which is filed herewith as Exhibit 10.56 and incorporated by reference herein.
July 2025 Warrants
Each Pre-Funded Warrant sold in the Private Placement is exercisable immediately upon issuance and will be exercisable until exercised in full. Each Common Warrant sold in the Private Placement is exercisable immediately upon issuance and has a term of five years from the date of issuance.
Under the terms of the July 2025 Warrants, we may not effect the exercise of any July 2025 Warrant, and a holder will not have the right to exercise any portion of any July 2025 Warrant if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% or 9.99%, which we refer to as the Beneficial Ownership Limitation, as elected by the holder at the date of issuance, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such July 2025 Warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to us subject to the terms of such July 2025 Warrant, provided that such percentage may in no event exceed 9.99% or 19.99%, as elected by the holder at the date of issuance.

The foregoing descriptions of the Pre-Funded Warrants and Common Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Pre-Funded Warrants and Common Warrants, copies of which are filed herewith as Exhibit 4.5 and Exhibit 4.6, respectively, and incorporated by reference herein.
Registration Rights Agreement
In connection with the Private Placement, on July 2, 2025, we entered into a registration rights agreement with the selling stockholders, or the Registration Rights Agreement, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the July 2025 Warrants. We agreed to file such registration statement no later than 60 days following the closing of the Private Placement. We have granted the selling stockholders customary indemnification rights in connection with this registration statement. The selling stockholders have also granted us customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed with the SEC in accordance with the Registration Rights Agreement.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.57 and incorporated by reference herein.
Selling Stockholders
This prospectus covers the sale or other disposition by the selling stockholders of up to 4,615,382 shares of our common stock issuable upon exercise of the July 2025 Warrants, without giving effect to the Beneficial Ownership Limitation described above. The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of July 25, 2025. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. When we refer to the “selling stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the selling stockholders listed in the table below as offering shares, as well as their respective donees, pledgees, transferees or other successors-in-interest. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of our common stock issuable upon exercise of the July 2025 Warrants, without giving effect to the Beneficial Ownership Limitation described above. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.
The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes all shares of our common stock held by such selling stockholder as of July 25, 2025 and all shares of common stock issuable upon exercise of the July 2025 Warrants purchased by such selling stockholder in the Private Placement. The percentages of shares owned before and after the offering are based on 12,498,853 shares of common stock outstanding as of July 25, 2025, which does not include any shares of common stock offered by this prospectus that are issuable pursuant to the July 2025 Warrants and are deemed outstanding in the table below because they are beneficially owned by a person.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock issuable upon the exercise of the July 2025 Warrants held by that selling stockholder because all are exercisable within 60 days of July 25, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After the Offering (2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Entities affiliated with Bleichroeder LP (3)	3,333,464	22.7%	2,197,802	1,135,662	9.1%
Entities affiliated with Thomas A. Satterfield, Jr. (4)	1,896,646	14.2%	879,120	1,017,526	8.1%
Lytton-Kambara Foundation (5)	558,490	4.4%	219,780	338,710	2.7%
Alumni Capital LP (6)	263,736	2.1%	131,868	131,868	1.1%
Donald E. Garlikov (7)	219,780	1.7%	109,890	109,890	*
Todd Herndon (8)	219,780	1.7%	109,890	109,890	*
3i, LP (9)	213,736	1.7%	213,736	—	*
Red Hook Fund LP (10)	178,524	1.4%	87,912	90,612	*
Robert Forster (11)	125,637	1.0%	109,890	15,747	*
Anson Investments Master Fund LP (12)	109,890	*	109,890	—	*
Intracoastal Capital LLC (13)	109,890	*	109,890	—	*
Aramas Capital Management LLC (14)	100,000	*	50,000	50,000	*
Warberg WF XIII LP (15)	91,687	*	43,956	47,731	*
L1 Capital Global Opportunities Master Fund (16)	65,934	*	65,934	—	*
S.H.N. Financial Investments Ltd. (17)	65,934	*	65,934	—	*
Entities affiliated with Michael Bigger (18)	43,956	*	43,956	—	*
Richard Molinsky (19)	43,956	*	21,978	21,978	*
TEC Opportunities Fund I LP (20)	43,956	*	43,956	—	*
* Less than 1%

(1)	The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock issuable upon exercise of the July 2025 Warrants held by a selling stockholder that a selling stockholder may offer and sell from time to time under this prospectus, without giving effect to the Beneficial Ownership Limitation. The shares of common stock issuable upon exercise of the July 2025 Warrants will become eligible for sale by the selling stockholders under this prospectus only when the July 2025 Warrants are exercised. We cannot predict when or whether any of the selling stockholders will exercise their July 2025 Warrants.
(2)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, each selling stockholder exercises their July 2025 Warrants and none of the shares covered by this prospectus will be held by the selling stockholders.
(3)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 360,136 shares of common stock, 342,101 shares of common stock issuable upon exercise of July 2025 Pre-Funded Warrants and 342,101 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by 21 April Fund, L.P. and (ii) 775,526 shares of common stock, 756,800 shares of common stock issuable upon exercise of July 2025 Pre-Funded Warrants and 756,800 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by 21 April Fund, Ltd. Bleichroeder LP, Andrew Gundlach and Michael M. Kellen have voting and dispositive power with respect to the shares held by 21 April Fund, L.P. and 21 April Fund, Ltd. Mr. Gundlach and Mr. Kellen are the portfolio managers of Bleichroeder LP and in such capacity has voting and dispositive power with respect to the shares. Not included in the table above are 495,540 shares of common stock issuable upon exercise of unregistered warrants issued in connection with the Company’s October 2024 private placement, or the October 2024 Private Placement, which warrants we refer to as October 2024 Common Stock Warrants, 316,064 shares of common stock issuable upon exercise of unregistered pre-funded warrants issued in connection with the Company’s March 2025 private placement, or the March 2025 Private Placement, which warrants we refer to as the March 2025 Pre-Funded Warrants, and 1,662,374 shares of common stock issuable upon exercise of unregistered warrants issued in connection with the March 2025 Private Placement, or the March 2025 Common Stock Warrants. All of the warrants held by the entities affiliated with Bleichroeder LP are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of 21 April Fund, L.P. and 21 April Fund, Ltd. is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105-4700.
(4)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 411,059 shares of common stock, 197,802 shares of common stock issuable upon exercise of July 2025 Pre-Funded Warrants and 197,802 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held directly held by A.G. Family L.P., a partnership managed by a general partner controlled by Thomas A. Satterfield, Jr., (ii) 207,411 shares of common stock, 175,824 shares of common stock issuable upon exercise of July 2025 Pre-Funded Warrants and 175,824 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held directly held by Tomsat Investment & Trading Co., Inc., a corporation wholly owned by Mr. Satterfield and his Irrevocable Trust and of which he serves as President, (iii) 149,056 shares of common stock, 65,934 shares of common stock issuable upon exercise of July 2025 Pre-Funded Warrants and 65,934 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held directly held by The Thomas A. Satterfield, Jr. TTEE Thomas A. Satterfield, Jr. 2021 Rev. Tr. controlled by Mr. Satterfield, and (iv) 250,000 shares of common stock held by Caldwell Mill Opportunity Fund, LLC which fund is managed by an entity of which Mr. Satterfield owns a 50% interest and serves as Chief Investment Manager. Not included in the table above are 198,216 shares of common stock issuable upon exercise of October 2024 Common Stock Warrants, 186,378 shares of common stock issuable upon exercise of March 2025 Pre-Funded Warrants and 1,163,376 shares of common stock issuable upon exercise of March 2025 Common Stock Warrants . All of the warrants held by the entities affiliated with Thomas A. Satterfield, Jr. are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the entities controlled by Mr. Satterfield is 15 Colley Cove Drive, Gulf Breeze, FL 32561.

(5)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 338,710 shares of common stock and 219,780 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Lytton-Kambara Foundation. Laurence Lytton is the Managing Member of the Foundation and has voting and dispositive power with respect to the shares held by Lytton-Kambara Foundation. Not included in the table above are 118,930 shares of common stock issuable upon exercise of October 2024 Common Stock Warrants. The October 2024 Common Stock Warrants are subject to a beneficial ownership limitation of 4.99% and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitations restrict the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the respective beneficial ownership limitations. The registered address for Lytton-Kambara Foundation is 467 Central Park West 17A, New York, NY 10025.
(6)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 131,868 shares of common stock and 131,868 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Alumni Capital LP. Ashkan Mapar is the General Partner and has voting and dispositive power with respect to the shares held by Alumni Capital LP. Not included in the table above are 99,108 shares of common stock issuable upon exercise of October 2024 Common Stock Warrants. The October 2024 Common Stock Warrants and the July 2025 Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Alumni Capital LP is 80 S.W. 8th St., Suite 2000, Miami, FL 33130.
(7)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 109,890 shares of common stock and 109,890 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Donald E. Garlikov. Mr. Garlikov has sole voting and dispositive power. The July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The registered address for Donald E. Garlikov is 41 High St, Suite 3400, Columbus, OH 43215.
(8)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 109,890 shares of common stock and 109,890 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Todd Herndon. Mr. Herndon has sole voting and dispositive power. The July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The registered address for Todd Herndon is 4240 Hampton Boulevard, Royal Oak, MI 48073.
(9)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 213,736 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. Not included in the table above are 99,108 shares of common stock issuable upon exercise of October 2024 Common Stock Warrants. The October 2024 Common Stock Warrants are subject to a beneficial ownership limitation of 4.99% and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitations restrict the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the respective beneficial ownership limitations. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.
(10)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 90,612 shares of common stock and 87,912 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Red Hook Fund LP. Mathew Lazarus is the managing member of Red Hook Fund LP and in such capacity has voting and dispositive power with respect to the shares. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The registered address for Red Hook Fund LP is 44 Ball Road, Mountain Lakes, NJ 07046.

(11)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 15,747 shares of common stock and 109,890 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Robert Forster. Mr. Forster has sole voting and dispositive power. The Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The registered address for Robert Forster is 54 Deepdale Drive, Great Neck, NY 11021.
(12)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 109,890 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Anson Investments Master Fund LP (“Anson”). Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson, hold voting and dispositive power over the shares of common stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of the shares of common stock except to the extent of their pecuniary interest therein. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(13)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 109,890 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Intracoastal Capital LLC (“Intracoastal”). Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The corporate address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.
(14)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 50,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Aramas Capital Management LLC (“Aramas”). Sam Ginzberg is the Chief Executive Officer of Aramas and has voting and dispositive power with respect to the shares held by Aramas. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Aramas Capital Management LLC is 521 5th Avenue, Suite 1801, New York, NY 10175.
(15)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 47,731 shares of common stock and 43,956 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Warberg WF XIII LP. Warberg WF XIII LP is managed by Warberg Asset Management LLC. Daniel Warsh is managing partner of Warberg Asset Management LLC and has voting and dispositive power with respect to the shares held by Warberg WF XIII LP. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Warberg Asset Management LLC is 716 Oak Street, Winnetka, IL 60093.
(16)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 65,934 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by L1 Capital Global Opportunities Master Fund. David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund Ltd. (“L1 Capital”). To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own these securities, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities except to the extent of any pecuniary interest therein. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The principal business address of L1 Capital is 161A Shedden Road, 1 Artillery Court, PO Box 10085 Grand Cayman KY1-1001, Cayman Islands.

(17)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 65,934 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by S.H.N. Financial Investments Ltd. The Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Nir Shamir the Chief Executive Officer and Hadar Shamir have voting and dispositive power with respect to the shares held by S.H.N. Financial Investments Ltd. The address of the S.H.N. Financial Investments Ltd is Arik Einstein 3, Herzliya, Israel.
(18)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 21,978 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Bigger Capital Fund, LP., and (ii) 21,978 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by District 2 Capital Fund LP. Michael Bigger is the Managing Member of the GP and has voting and dispositive power with respect to the shares held by Bigger Capital Fund, LP and District 2 Capital Fund LP. Not included in the table above are 118,930 shares of common stock issuable upon exercise of October 2024 Common Stock Warrants. The October 2024 Common Stock Warrants are subject to a beneficial ownership limitation of 4.99% and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitations restrict the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the respective beneficial ownership limitation. The address of Bigger Capital Fund LP. is 11700 W Charleston Blvd 170-659, Las Vegas, NV 89135. The address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743.
(19)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 21,978 shares of common stock and 21,978 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by Richard Molinsky. Mr. Molinsky has sole voting and dispositive power. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The registered address for Richard Molinsky is 329 Chestnut Hill Road, Unit 2, Norwalk, CT 06851.
(20)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 43,956 shares of common stock issuable upon exercise of July 2025 Common Stock Warrants held by TEC Opportunities Fund I LP. The sole general partner of TEC Opportunities Fund I LP is TEC Advisors LLC. The manager of TEC Advisors LLC is Trojan Eagles Capital LLC. Michael Venezia is the sole manager of Trojan Eagles Capital LLC. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the TEC Opportunities Fund I LP is 164 W 79th Street, Apt 3C, New York, NY 10024.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•    block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•    an exchange distribution in accordance with the rules of the applicable exchange;
•    privately negotiated transactions;
•    short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•    broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•    a combination of any such methods of sale; and
•    any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the July 2025 Warrants by payment of cash, however, we will receive the exercise price of the July 2025 Warrants.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act or any other exemption from registration, provided that they meet the criteria and conform to the requirements of any such rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the earlier of (1) the date on which all of the shares covered by this prospectus have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act, and (2) five years after the closing of the Private Placement.

LEGAL MATTERS
The validity of the shares of the common stock offered hereby has been passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.curis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our common stock. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-30347) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of securities under the registration statement is terminated or completed:
•    Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025;
•    Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed on May 6, 2025 and August 5, 2025, respectively;
•    The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2025;
•    Current Reports on Form 8-K filed on February 27, 2025, March 28, 2025 (except Item 2.02 and Exhibit 99.1), May 22, 2025, and July 2, 2025 (except Item 7.01); and
•    The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 13, 2000, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended

December 31, 2024, as filed with the SEC on March 31, 2025, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Curis, Inc.
128 Spring Street
Building C – Suite 500
Lexington, MA 02421
Attn: General Counsel
(617) 503-6500

4,615,382 Shares

Common Stock

PROSPECTUS

, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals or other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,225.98
Accounting services	15,000.00
Legal fees of registrant’s counsel	35,000.00
Miscellaneous	5,000.00
Total	$56,225.98

Item 14. Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law, or the DGCL, and our certificate of incorporation and by-laws.
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to
1

the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.
Article Sixth of our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for any monetary damages for any breach of fiduciary duty as a director of Curis, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.
Article Eighth of our certificate of incorporation provides, in general, that we shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Curis), by reason of the fact that such person is or was, or has agreed to become, a director or officer of Curis, or is or was serving or has agreed to serve, at the request of Curis, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Registrant), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the DGCL. The foregoing right of indemnification is in no way exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.
In addition to the indemnification provided by our certificate of incorporation and under the DGCL, we have entered into indemnification agreements with our executive officers and directors. The indemnification agreements provide that each such person:
•shall be indemnified by Curis against all expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Curis) brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and
•shall be indemnified by Curis against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement incurred in connection with any action by or in the right of Curis brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to Curis, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is fairly and reasonably entitled to indemnification of such expenses.
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Notwithstanding the foregoing, to the extent that an officer or director has been successful, on the merits or otherwise, he or she is required to be indemnified by us against all expenses (including attorneys’ fees) incurred in connection with defending any proceeding to the extent that we do not assume the defense of such proceeding. Expenses shall be advanced to an officer or director, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.
Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. As a condition precedent to the right of indemnification, the officer or director must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.
Under the Registration Rights Agreement, each selling stockholder agreed, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, Curis, its directors, officers, employees, stockholders and each person who controls Curis (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in this registration statement or amendment or supplement thereto or necessary to make the statements herein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such selling stockholder to Curis specifically for inclusion in this registration statement or amendment or supplement hereto.
We maintain a general liability insurance policy which covers certain liabilities of directors and officers of Curis arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 15. Recent Sales of Unregistered Securities.
Set forth below is information regarding shares of our common stock and warrants to purchase shares of our common stock issued by us within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such shares and warrants and information relating to the section of the Securities Act, or rule of the SEC, under which exemptions from registration was claimed.
In July 2025, concurrent with the closing of a registered direct offering, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we issued and sold (a) unregistered pre-funded warrants to purchase up to an aggregate of 1,538,461 shares of common stock, or the July 2025 Pre-Funded Warrants, at an exercise price of $0.01 per share, and (b) unregistered warrants, or the July 2025 Common Warrants, to purchase up to an aggregate of 3,076,921 shares of common stock, at an exercise price of $2.15 per share. The private placement is referred to as the July 2025 Private Placement. The aggregate gross proceeds to the Company from the July 2025 Private Placement were approximately $3.5 million, before deducting fees payable to the placement agent and other offering expenses and excluding the proceeds from any exercise of the July 2025 Common Warrants and July 2025 Pre-Funded Warrants.
In March 2025, concurrent with the closing of a registered direct offering, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we issued and sold (a) unregistered pre-funded warrants to purchase up to an aggregate of 2,184,009 shares of our common stock, or the March 2025 Pre-Funded Warrants, at an exercise price of $0.01 per share, and (b) unregistered warrants, or the March 2025 Common
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Warrants, to purchase up to an aggregate of 8,316,882 shares of the Company’s common stock, at an exercise price of $2.41 per share. The private placement is referred to as the March 2025 Private Placement. The aggregate gross proceeds to the Company from the March 2025 Private Placement were approximately $5.2 million, before deducting fees payable to the placement agent, advisory fees and other estimated offering expenses and excluding the proceeds from any exercise of the March 2025 Common Warrants and March 2025 Pre-Funded Warrants.
In October 2024, concurrent with the closing of a registered direct offering, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we issued and sold unregistered warrants to purchase up to an aggregate of 2,398,414 shares of our common stock, or the October 2024 Unregistered Warrants, at an exercise price of $4.92 per share. The private placement is referred to as the October 2024 Private Placement. The aggregate gross proceeds to the Company from the October 2024 Private Placement was approximately $0, excluding the proceeds from any exercise of the October 2024 Unregistered Warrants.
No underwriters were involved in the foregoing issuances of securities. The securities described in this Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder relative to transactions by an issuer not involving any public offering. All purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

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Item 16. Exhibits and Financial Statement Schedules.
(a)    Exhibits
The Exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.
(b)    Financial Statement Schedules.
No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.
Exhibit Index

			Incorporated by Reference
Exhibit No.	Description	Link to Filing	Form	SEC Filing Date	Exhibit Number	Filed with this Registration Statement

3.1	Restated Certificate of Incorporation of Curis, Inc., as amended	Link	8-K	5/22/2025	3.1
3.2	Certificate of Designations of Curis, Inc.	Link	S-3 (333-50906)	8/10/2001	3.2
3.3	Amended and Restated By-laws of Curis, Inc.	Link	8-K	5/22/2025	3.2
4.1	Form of Curis Common Stock Certificate	Link	10-K	3/1/2004	4.1
4.2	Form of Unregistered Warrant issued pursuant to the Securities Purchase Agreement, dated October 28, 2024, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	10/30/2024	4.1
4.3	Form of Unregistered Pre-Funded Warrant issued pursuant to the Securities Purchase Agreement, dated March 28, 2025, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	3/28/2025	4.1
4.4	Form of Unregistered Common Warrant issued pursuant to the Securities Purchase Agreement, dated March 28, 2025, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	3/28/2025	4.2
4.5	Form of Unregistered Pre-Funded Warrant issued pursuant to the Securities Purchase Agreement, dated July 2, 2025, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	7/2/2025	4.1
4.6	Form of Unregistered Common Warrant issued pursuant to the Securities Purchase Agreement, dated July 2, 2025, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	7/2/2025	4.2
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP	Link				X
10.1	Employment Agreement, dated March 29, 2016, as amended September 24, 2018 by and between Curis, Inc. and James E. Dentzer.	Link	10-Q	11/1/2018	10.2
10.2	Employment Agreement, dated August 4, 2022, by and between Curis, Inc. and Diantha Duvall	Link	10-Q	11/9/2022	10.1
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			Incorporated by Reference
Exhibit No.	Description	Link to Filing	Form	SEC Filing Date	Exhibit Number	Filed with this Registration Statement

10.3	Amended and Restated Employment Agreement, dated November 1, 2023, by and between Curis, Inc. and Jonathan Zung	Link	10-K	2/8/2024	10.3
10.4	Employment Agreement, dated May 1, 2025, by and between Curis, Inc. and Ahmed Hamdy	Link	10-Q	8/5/2025	10.1
10.5	Form of Indemnification Agreement, by and between Curis, Inc. and each non-employee director of the Board of Directors of Curis, Inc.	Link	10-Q	8/7/2014	10.3
10.6	Curis 2010 Stock Incentive Plan	Link	Def 14A	4/16/2010	Exhibit A
10.7	Curis 2010 Employee Stock Purchase Plan	Link	Def 14A	4/16/2010	Exhibit B
10.8	Form of Incentive Stock Option Agreement for awards granted to named executive officers under Curis’ 2010 Stock Incentive Plan	Link	8-K	6/4/2010	10.1
10.9	Form of Non-Statutory Stock Option Agreement for awards granted to directors and named executive officers under Curis’ 2010 Stock Incentive Plan	Link	8-K	6/4/2010	10.2
10.10	Form of Restricted Stock Agreement for awards granted to directors and named executive officers under Curis’ 2010 Stock Incentive Plan	Link	8-K	6/4/2010	10.3
10.11	Curis Amended and Restated 2010 Stock Incentive Plan, as amended	Link	8-K	5/28/2015	99.1
10.12	Form of Incentive Stock Option Agreement for awards granted to named executive officers under Curis’ Amended and Restated 2010 Stock Incentive Plan, as amended	Link	10-K	3/8/2018	10.21
10.13	Form of Non-Statutory Stock Option Agreement for awards granted to directors and named executive officers under Curis’ Amended and Restated 2010 Stock Incentive Plan, as amended	Link	10-K	3/8/2018	10.22
10.14	Form of Restricted Stock Agreement for awards granted to directors and named executive officers under Curis’ Amended and Restated 2010 Stock Incentive Plan, as amended	Link	10-K	3/8/2018	10.23
10.15	Form of Incentive Stock Option Agreement (Online Acceptance) for awards granted to named executive officers under Curis’ Amended and Restated 2010 Stock Incentive Plan	Link	10-K	3/9/2017	10.21
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			Incorporated by Reference
Exhibit No.	Description	Link to Filing	Form	SEC Filing Date	Exhibit Number	Filed with this Registration Statement

10.16	Form of Nonstatutory Stock Option Agreement (Online Acceptance) granted to directors and named executive officers under Curis’ Amended and Restated 2010 Stock Incentive Plan	Link	10-K	3/9/2017	10.22
10.17	Curis Second Amended and Restated 2010 Stock Incentive Plan	Link	8-K	5/22/2017	99.1
10.18	Form of Incentive Stock Option Agreement for awards granted to named executive officers under Curis’ Second Amended and Restated 2010 Stock Incentive Plan	Link	10-K	3/8/2018	10.27
10.19	Form of Non-Statutory Stock Option Agreement for awards granted to directors and named executive officers under Curis’ Second Amended and Restated 2010 Stock Incentive Plan	Link	10-K	3/8/2018	10.28
10.20	Form of Restricted Stock Agreement for awards granted to directors and named executive officers under Curis’ Second Amended and Restated 2010 Stock Incentive Plan	Link	10-K	3/8/2018	10.29
10.21	Form of Non-Statutory Stock Option Agreement - Inducement Grant pursuant to Nasdaq Stock Market Rule 5635(c)(4)	Link	S-8	1/6/2017	99.1
10.22	Curis Third Amended and Restated 2010 Stock Incentive Plan, as amended	Link	8-K	6/10/2020	99.1
10.23	Form of Incentive Stock Option Agreement for awards granted to named executive officers under Curis’ Third Amended and Restated 2010 Stock Incentive Plan	Link	10-K	2/24/2022	10.22
10.24	Form of Non-Statutory Stock Option Agreement for awards granted to directors and named executive officers under Curis’ Third Amended and Restated 2010 Stock Incentive Plan	Link	10-K	3/31/2025	10.23
10.25	Curis Fourth Amended and Restated 2010 Stock Incentive Plan	Link	8-K	6/2/2021	99.1
10.26	Curis Amended and Restated 2010 Employee Stock Purchase Plan, as amended	Link	8-K	5/23/2024	99.2
10.27	Curis Fifth Amended and Restated 2010 Stock Incentive Plan	Link	8-K	5/23/2024	99.1
10.28	Form of Incentive Stock Option Agreement for awards granted to named executive officers under Curis’ Fifth Amended and Restated 2010 Stock Incentive Plan	Link	10-K	3/31/2025	10.27
10.29	Form of Non-Statutory Stock Option Agreement for awards granted to directors and named executive officers under Curis' Fifth Amended and Restated 2010 Stock Incentive Plan	Link	10-K	3/31/2025	10.28
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			Incorporated by Reference
Exhibit No.	Description	Link to Filing	Form	SEC Filing Date	Exhibit Number	Filed with this Registration Statement

10.30	Fifth Amended and Restated 2010 Stock Incentive Plan, as amended	Link	Def 14A	4/10/2025	Appendix A
10.31	Lease, dated December 5, 2019, by and between Curis, Inc. and 128 Spring Street Lexington, LLC relating to the premises at 128 Spring Street, Lexington, Massachusetts	Link	8-K	12/6/2019	10.1
10.32	First Amendment to Lease Agreement, dated January 27, 2022, by and between Curis, Inc. and 99 Hayden, LLC, successor-in-interest to 128 Spring Street Lexington, LLC	Link	8-K	2/2/2022	10.1
10.33	Consent and Payment Direction Letter Agreement, dated November 20, 2012 and effective as of December 11, 2012 by and between Curis, Inc., Curis Royalty LLC and Genentech, Inc.	Link	10-K	3/13/2013	10.32
10.34	Consent and Payment Direction Letter Agreement, dated March 3, 2017 by and between Curis, Inc., Curis Royalty LLC and Genentech, Inc.	Link	10-K	3/9/2017	10.28
††10.35	Purchase and Sale Agreement, dated as of December 11, 2012 between Curis, Inc. and Curis Royalty LLC	Link	10-K	3/13/2023	10.32
†10.36	Royalty Interest Purchase Agreement, dated March 22, 2019, by and between, Curis, Inc., Curis Royalty LLC, a wholly owned subsidiary of Curis, Inc., TPC Investments I LP and TPC Investments II LP	Link	10-K	3/26/2019	10.40
10.37	Security Agreement, dated March 22, 2019, by and between, Curis Royalty LLC, a wholly owned subsidiary of Curis, Inc., TPC Investments I LP and TPC Investments II LP	Link	10-K	3/26/2019	10.41
10.38	Pledge Agreement, dated March 22, 2019, by and between, Curis, Inc., TPC Investments I LP and TPC Investments II LP	Link	10-K	3/26/2019	10.42
10.39	Consent and Payment Direction Letter Agreement, dated March 22, 2019, by and between Curis, Inc., Curis Royalty LLC and Genentech, Inc.	Link	10-K	3/26/2019	10.43
†10.40	Collaborative Research, Development and License Agreement, dated June 11, 2003, by and between Curis, Inc. and Genentech, Inc.	Link	10-Q	8/6/2015	10.1
††10.41	Collaboration, License and Option Agreement, dated January 18, 2015, by and between Curis, Inc. and Aurigene Discovery Technologies Limited	Link	10-K	2/24/2022	10.36
††10.42	First Amendment to Collaboration, License and Option Agreement, dated September 7, 2016, by and between Curis, Inc. and Aurigene Discovery Technologies Limited	Link	10-K	2/24/2022	10.37
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			Incorporated by Reference
Exhibit No.	Description	Link to Filing	Form	SEC Filing Date	Exhibit Number	Filed with this Registration Statement

†10.43	Second Amendment to Collaboration, License and Option Agreement, dated February 5, 2020, by and between Curis, Inc. and Aurigene Discovery Technologies Limited	Link	10-K	3/19/2020	10.41
††10.44	Third Amendment to Collaboration, License and Option Agreement, dated June 4, 2020, by and between Curis, Inc. and Aurigene Discovery Technologies Limited	Link	10-Q	11/14/2024	10.1
††10.45	Fourth Amendment to Collaboration, License and Option Agreement, dated September 16, 2024, by and between Curis, Inc. and Aurigene Oncology Limited (formerly known as Aurigene Discovery Technologies Limited)	Link	10-Q	11/14/2024	10.2
10.46	Common Stock Purchase Agreement, dated January 18, 2015, by and between Curis, Inc. and Aurigene Discovery Technologies Limited	Link	10-K	2/24/2015	10.34
10.47	Stock Purchase Agreement, dated September 7, 2016, by and between Curis, Inc. and Aurigene Discovery Technologies Limited	Link	10-Q	11/3/2016	10.3
10.48	Registration Rights Agreement, dated January 18, 2015, by and between Curis, Inc. and Aurigene Discovery Technologies Limited	Link	10-K	2/24/2015	10.35
10.49	Registration Rights Agreement, dated September 7, 2016, by and between Curis, Inc. and Aurigene Discovery Technologies Limited	Link	10-Q	11/3/2016	10.4
10.50	Amended and Restated Sales Agreement, dated February 8, 2024, by and among Curis, Inc., Cantor Fitzgerald & Co. and JonesTrading Institutional Services LLC	Link	S-3	2/8/2024	1.2
10.51	Form of Securities Purchase Agreement, dated July 5, 2023, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	7/6/2023	10.1
10.52	Form of Securities Purchase Agreement, dated October 28, 2024, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	10/30/2024	10.1
10.53	Registration Rights Agreement, dated October 28, 2024, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	10/30/2024	10.2
10.54	Form of Securities Purchase Agreement, dated March 28, 2025, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	3/28/2025	10.1
10.55	Registration Rights Agreement, dated March 28, 2025, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	3/28/2025	10.2
10.56	Form of Securities Purchase Agreement, dated July 2, 2025, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	7/2/2025	10.1
9

Incorporated by Reference
Exhibit No.	Description	Link to Filing	Form	SEC Filing Date	Exhibit Number	Filed with this Registration Statement

10.57	Registration Rights Agreement, July 2, 2025, by and among Curis, Inc. and the Purchasers named therein	Link	8-K	7/2/2025	10.2
21	Subsidiaries of Curis	Link	10-K	3/31/2025	21
23.1	Consent of PricewaterhouseCoopers LLP	Link				X
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)	Link				X
24.1	Powers of Attorney (included in the signature pages to the Registration Statement)	Link				X
107	Filing Fee Table	Link				X

† Confidential treatment has been granted as to certain portions, which portions have been separately filed with the Securities and Exchange Commission.
†† Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.
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Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.
(2)    That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by
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Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, Commonwealth of Massachusetts, on August 8, 2025.
CURIS, INC.
By: /s/ James E. Dentzer
Name: James E. Dentzer
Title: President and Chief Executive Officer

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SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Curis, Inc. hereby severally constitute and appoint James E. Dentzer and Diantha Duvall, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-1 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James E. Dentzer James E. Dentzer	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2025
/s/ Diantha Duvall Diantha Duvall	Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2025
/s/ Martyn D. Greenacre Martyn D. Greenacre	Chairman of the Board of Directors	August 8, 2025
/s/ Anne E. Borgman Anne E. Borgman	Director	August 8, 2025
/s/ John A. Hohneker John A. Hohneker	Director	August 8, 2025
/s/ Kenneth I. Kaitin Kenneth I. Kaitin	Director	August 8, 2025
/s/ Marc Rubin Marc Rubin	Director	August 8, 2025

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